UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ☐)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ENB Financial Corp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

ENB FINANCIAL CORP

31 East Main Street
Ephrata, PA 17522

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 9, 2023

TO THE SHAREHOLDERS OF ENB FINANCIAL CORP:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ENB Financial Corp (the “Corporation”) will be held at Ephrata National Bank, 124 East Main Street, 5th Floor of Brossman Building Complex, Ephrata, Pennsylvania 17522 on Tuesday, May 9, 2023, at 1:00 p.m., Eastern Time, for the purpose of considering and voting upon the following matters:

1.	To elect three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class C directors are Joshua E. Hoffman, Susan Young Nicholas, and Mark C. Wagner;
2.	To ratify the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm for the year ending December 31, 2023; and
3.	To transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

Shareholders of record at the close of business on Monday, March 13, 2023, are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Your vote is important regardless of the number of shares you own. Please submit your vote by completing and signing the enclosed proxy card and mailing it promptly in the postage paid envelope or, if you prefer, you may vote by telephone at 1-800-652-8683 or via the Internet at www.investorvote.com/ENBP. Internet voting is available until 1:00 a.m. Eastern Time the day of the meeting. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to voting at the meeting. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting. If you are a shareholder whose shares are registered in “street name” and held in a stock brokerage account or by a bank or other nominee, you will need additional documentation from your broker in order to vote at the meeting.

We enclose, among other things, a copy of the 2022 ENB Financial Corp Annual Report.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Tuesday, May 9, 2023: The Proxy Statement, proxy card and 2022 Annual Report are available on the Internet at: www.investorvote.com/ENBP.

By Order of the Board of Directors,

Jeffrey S. Stauffer
Chairman, President & Chief Executive Officer

Ephrata, Pennsylvania April 3, 2023

PROXY STATEMENT

Dated and mailed on or about April 3, 2023

ENB FINANCIAL CORP

31 EAST MAIN STREET

EPHRATA, PENNSYLVANIA 17522

(717) 733-4181

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 9, 2023

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
ENB FINANCIAL CORP

MAY 9, 2023

GENERAL INFORMATION

Introduction

ENB Financial Corp is the holding company for Ephrata National Bank. Throughout this proxy statement, ENB Financial Corp and its wholly owned subsidiary, Ephrata National Bank, will be collectively referred to as “the Corporation” and, on behalf of the Board of Directors (“the Board”), furnishes this proxy statement in connection with the solicitation of proxies for use at the Corporation’s 2023 Annual Meeting of Shareholders. This proxy statement and the related proxy card are being distributed on or about April 3, 2023.

We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or in the documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at the Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Date, Time and Place for the Annual Meeting

The Annual Meeting of Shareholders will be held on Tuesday, May 9, 2023, at 1:00 p.m., Eastern Time, at Ephrata National Bank, 124 East Main Street, 5th Floor of Brossman Building Complex, Ephrata, Pennsylvania 17522. All inquiries regarding the annual meeting should be mailed to Adrienne L. Miller, Esq., Corporate Secretary, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522 or by telephone at (717) 733-4181.

Purpose of the Annual Meeting

At the annual meeting, shareholders will vote on the following matters:

1.	To elect three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class C directors are Joshua E. Hoffman, Susan Young Nicholas, and Mark C. Wagner;

2.	To ratify the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm for the year ending December 31, 2023; and

3.	To transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

PROXY SOLICITATION AND VOTING PROCEDURES

Proxy Solicitation

The Board solicits this proxy for use at the Corporation’s 2023 Annual Meeting of Shareholders and the Corporation will pay the cost of preparing, printing, assembling, mailing, and soliciting proxies and any additional material that the Corporation sends to its shareholders. In addition to the solicitation of proxies by mail, the Corporation’s directors, officers, and employees may solicit proxies in person or by telephone, facsimile, email, or other similar electronic means without additional compensation. The Corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of stock.

Voting Procedures

Only shareholders of record at the close of business on March 13, 2023, may vote at the meeting. As of the close of business on March 13, 2023, the record date for the annual meeting, 5,739,114 shares of the Corporation’s common stock, par value $0.10 per share, were issued and 5,626,630 shares were outstanding.

If your shares are registered directly in your name with the Corporation’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. You can vote your shares by completing and returning a written proxy card or by voting via the Internet or telephone as instructed on the proxy card. The method by which you vote will in no way limit your right to participate and vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting unless you obtain a proxy executed in your favor from your broker or nominee, the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Mary E. Leaman and John H. Shuey as proxy holders to vote your shares in accordance with your instructions as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted:

•	FOR the election of the director nominees identified in this proxy statement;

•	FOR the ratification of the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm for the year ending December 31, 2023; and

•	FOR the approval to transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named as proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors.

Revocability of Proxy

Shareholders of record who completed proxies may revoke them at any time before they are voted at the annual meeting by:

•	delivering a written notice of revocation to Ms. Adrienne L. Miller, Esq., Corporate Secretary, at 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522;

•	voting via telephone or Internet or by delivering a duly executed proxy bearing a later date to the Corporate Secretary; or

•	voting in person after giving written notice to the Corporate Secretary.

Quorum and Votes Required for Approval

In order to hold the annual meeting, a quorum of the Corporation’s outstanding shares must be present. Under Pennsylvania law and the Corporation’s bylaws, a majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the purpose of conducting business. Votes withheld and abstentions will be counted for determining the presence of a quorum but broker non-votes will not be counted for determining the presence of a quorum for a particular matter as to which the broker withheld authority.

Each share is entitled to one (1) vote on all matters submitted to a vote of shareholders. All matters to be voted on by the shareholders require an affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under the Corporation’s articles of incorporation or bylaws. In the case of election of directors, the candidates receiving the highest number of “FOR” votes cast by those shareholders entitled to vote for the election of directors are elected. Shareholders are not entitled to cumulate votes for the election of directors. The proxy holders will not cast votes for or against any director nominees where the broker withheld authority.

GOVERNANCE OF THE COMPANY

Introduction

The Corporation’s governing body is its Board of Directors. The Board is responsible for directing and overseeing the management of the Corporation’s business in the best interests of its shareholders and to fulfill its mission of service to the communities in which it conducts business. In carrying out its responsibilities, the Board selects and monitors senior management, provides oversight for financial reporting, legal, and regulatory compliance, determines the Corporation’s governing principles, and implements its governance policies. The Board believes that the purpose of corporate governance is to ensure that the Corporation is managed for the long-term benefit of its shareholders, and to conduct business in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that it believes promote this purpose.

Composition of the Board of Directors

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, skills, and diversity, when taken together as a group, will allow the Board of Directors to satisfy its oversight responsibilities effectively. In identifying candidates for Director, the Nominating and Governance Committee and the Board of Directors takes into account: (1) the comments and recommendations of individual Board members regarding the effectiveness of the existing Board of Directors or the need to enhance the Board of Directors with members who bring particular experience, qualifications, attributes, skills, and diversity; (2) the necessary expertise and sufficiently diverse business and social backgrounds of the overall composition of the Board of Directors to effectively represent the market areas in which the Corporation conducts business; (3) the independence of non-employee Directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and (4) other criteria that assures representation of the general population of the communities in which the Corporation is involved.

Leadership Structure of the Board of Directors

The Board of Directors is structured in a way that provides for leadership from the Chairman. Jeffrey S. Stauffer serves as the Chairman of the Board of Directors and also serves as President and Chief Executive Officer of the Corporation. The Board of Directors has not established a position of “Lead Director” from among the independent directors, nor does any independent director assume that position of leadership within the Board. The Board of Directors believes this leadership structure is appropriate for the Corporation considering the structure of the Corporation, the number of Board meetings, the number of Board committees, and the degree of involvement of the independent directors in the Board committees. The Board further believes its present leadership structure ensures that management is aligned with the Board to effectively implement the business strategy endorsed by the Board.

Role of the Board of Directors in Risk Oversight

The Board of Directors recognizes the importance of on-going identification and management of risk in order to maintain a sound financial and reputational condition. The Board has adopted a risk management policy to establish an Enterprise Risk Management (ERM) program. The Board commits to providing sufficient resources to ensure full implementation of an ERM program and will maintain an ERM framework to coordinate the many aspects of risk.

The Board of Directors is ultimately responsible for the Corporation’s risk management program and has approved a General Risk Appetite Statement. The Board of Directors and management use a balanced approach in determining acceptable levels of risk to undertake. The Corporation will only tolerate those risks which permit it to:

•	Achieve its stated strategic business objectives
•	Provide a return that meets or exceeds expectations
•	Comply with all applicable laws and regulations
•	Conduct its business in a safe and sound manner

Risk is an inherent component of the Corporation’s activities. The ability to effectively identify, measure, monitor, control, and report on risk activities is critical to the achievement of the Corporation’s mission and strategic objectives. The Corporation’s risk management approach reflects its values, influences its culture, and guides its operations. It is captured in policy statements, Board and management directives, operating procedures, training programs, and is demonstrated in daily activities by management and staff.

ERM is a group of structured and consistent risk management processes that are applied across the Corporation. An ERM program identifies, assesses, prioritizes, and provides a formal structure for the internal and external risks that impact an organization. These activities are categorized under commonly accepted categories of risk. The Corporation has elected to adopt the categories currently identified by the Office of the Comptroller of the Currency.

The Corporation’s ERM program is driven by an approach that is aligned with the Corporation’s profile and strategic objectives. It is enhanced by formalizing roles within the Corporation, active committees, policies and procedures, reporting, communication, and technology.

The Corporation’s ERM program produces various risk mitigation activities within the business units. The resulting strategic, financial, and operational risk mitigation activities that are implemented strengthen the Corporation, reduce the potential for unexpected losses, and manage the volatility experienced by the Corporation. ERM Software was introduced in 2019 to enhance and assist in the assessment and monitoring of the ERM program.

Director Independence

The corporate governance principles of the Corporation provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, Nominating and Governance, and Trust Operations Committees, must meet the standards for independence as defined by the Securities and Exchange Commission (SEC) and Nasdaq.

Currently, the Corporation’s Board of Directors has ten (10) members. Nine (9) directors: Joshua E. Hoffman, Willis R. Lefever, Jay S. Martin, Susan Y. Nicholas, Brian K. Reed, J. Daniel Stoltzfus, Mark C. Wagner, Judith A. Weaver, and Roger L. Zimmerman meet the standards for independence. This constitutes more than a majority of the Board of Directors. Jeffrey S. Stauffer does not meet the standards of independence. Mr. Stauffer is currently an employee of the Corporation, and serves as the Chairman of the Board of Directors. Only independent directors serve on the Corporation’s Committees.

In determining each director’s independence, the Board considered loan transactions between the Bank and the individuals, their family members, and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which they are associated. In each case, the Board determined that none of the transactions impaired the independence of the non-employee directors.

Meetings and Committees of the Board of Directors

During 2022, the Board of Directors of the Corporation held sixteen (16) meetings, and all the committees of the Board of Directors held a combined total of seventeen (17) meetings, for a total of thirty-three (33) meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the meetings for committees on which they served during 2022. While the Corporation has no written policy requiring directors to attend the Annual Meeting of Shareholders, they are encouraged to do so and eight of the ten directors attended the 2022 Annual Meeting of Shareholders.

The Board of Directors currently has the following committees:

•	Audit Committee
•	Building and Expansion Committee
•	Compensation Committee
•	Nominating and Governance Committee
•	Trust Operations Committee

Audit Committee. The members of the Audit Committee in 2022 were: Joshua E. Hoffman (Chair), Mark C. Wagner, Jay S. Martin and Roger L. Zimmerman. All members of the Audit Committee have been determined to be independent of management of the Corporation as outlined by the SEC and Nasdaq rules for Audit Committees. The Audit Committee oversees the accounting and tax functions of the Corporation, recommends to the Board the engagement of independent auditors for the year, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the system of internal controls and accounting and reporting practices. The Board of Directors has designated Joshua E. Hoffman as an Audit Committee Financial Expert, as defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations. The Audit Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Audit Committee held eight (8) meetings during 2022.

The Audit Committee operates under a written charter which is available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate-overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary.

Building and Expansion Committee. The members of the Building and Expansion Committee in 2022 were: Willis R. Lefever (Chair), Judith A. Weaver, Brian K. Reed and J. Daniel Stoltzfus. This committee provides guidance regarding the purchase and/or lease of real estate, the construction and/or renovation of branch offices, and general improvements to facilities. The Building and Expansion Committee did not meet during 2022.

The Building and Expansion Committee operates under a written charter which is available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate-overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary.

Compensation Committee. The members of the Compensation Committee in 2022 were: Mark C. Wagner (Chair), Roger L. Zimmerman and Jay S. Martin. All members of the Compensation Committee have been determined to meet the standards and to be independent of management of the Corporation as outlined by the SEC and Nasdaq. The Compensation Committee evaluates the Chief Executive Officer’s performance and makes recommendations to the Board of Directors concerning the Chief Executive Officer’s compensation based on its evaluation. The Chief Executive Officer is not present when these discussions occur. The Compensation Committee also makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers, and employees of the Corporation. Executive officers are not present when this occurs. The Compensation Committee reviewed compensation data that was prepared by a compensation consultant in 2022. The Compensation Committee met two (2) times during 2022.

The Compensation Committee operates under a written charter which is available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate-overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary.

Nominating and Governance Committee. The members of the Nominating and Governance Committee in 2022 were: Susan Y. Nicholas (Chair), Willis R. Lefever, and Joshua E. Hoffman. The Nominating and Governance Committee consists entirely of directors that are independent of management of the Corporation as outlined by the SEC and Nasdaq. The Nominating and Governance Committee was established to provide continuing assistance to the Board of Directors in matters relating to corporate governance, Board performance, composition of the Board, and Board and Management succession planning. The Nominating and Governance Committee met three (3) times during 2022.

The Nominating and Governance Committee operates under a written charter and Corporate Governance Guidelines which are available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate-overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary.

Trust Operations Committee. The members of the Trust Operations Committee in 2022 were: Judith A. Weaver (Chair), Susan Y. Nicholas and Brian K. Reed. This committee consists entirely of directors who are independent of management of the Corporation as outlined by the SEC and Nasdaq. The Trust Operations Committee provides general supervision over all trust accounts held and managed in the Corporation’s Wealth Solutions, a Division of Ephrata National Bank and reviews all new and closed trust accounts. This committee met four (4) times during 2022.

The Trust Operations Committee operates under a written charter which is available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate-overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not consider a formal process necessary. Shareholders who wish to communicate to the Board of Directors should send their requests to Adrienne L. Miller, Esq., Corporate Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522. Written communications received by the Corporation from shareholders are shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Shareholder Proposals

If a shareholder wants to submit a proposal to be considered for inclusion in the proxy statement for next year’s annual meeting, the written proposal must be received by the Corporation no later than December 5, 2023. Proposals received after that date may be considered at the annual meeting but, at the discretion of the Board of Directors, they may not be included in the proxy statement. Shareholder Proposals may be sent to Adrienne L. Miller, Esq., Corporate Secretary, ENB Financial Corp, 31 East Main Street, P. O. Box 457, Ephrata, Pennsylvania 17522.

Transactions with Related Persons

Some of the directors, and executive officers of ENB Financial Corp or its wholly-owned subsidiary, Ephrata National Bank, were customers of, and had banking transactions with, Ephrata National Bank during 2022. These transactions included deposit accounts, trust relationships, and loans. All loans and loan commitments made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Ephrata National Bank’s products and services, directors, and executive officers have the opportunity to become familiar with the wide array of products and services offered by Ephrata National Bank to its customers.

Total loans outstanding as of December 31, 2022, from Ephrata National Bank to the directors and executive officers as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,623,618 or approximately 2.70% of the Corporation’s total equity capital. The aggregate amount of indebtedness outstanding to the group described above as of the record date of this proxy, March 13, 2023, was $2,878,677. Prior to any business dealings with directors or executive officers, the Board of Directors reviews and discusses any such transaction outside the presence of the director, nominee director or executive officer.

Anti-Hedging/Pledging Policy

The Board has adopted a hedging policy with respect to transactions by the Corporation’s directors and executive officers that hedge or offset, or are designed to hedge or offset, any decrease in the market value of ENB Financial Corp securities or limit their ability to profit from an increase in the market value of ENB Financial Corp securities.

ELECTION OF DIRECTORS

Nomination of Directors

Under the Corporation’s bylaws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other than the Corporation’s bylaws, the Board does not have a policy regarding nominations for election to the Board of Directors because of the infrequency of such nominations. To make a nomination, a shareholder must mail a notice to Ms. Adrienne L. Miller, Esq., Corporate Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522. Such notice of nomination must be made not less than fourteen (14) days nor more than fifty (50) days prior to the date of any meeting of shareholders called for the election of directors. If less than twenty-one (21) days of notice of the meeting is given to shareholders, such notice of nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed. Any notice of nomination shall contain the following information to the extent known by the notifying shareholder:

•	The name, address, and principal occupation of the proposed nominee;
•	The total number of shares that, to the knowledge of the notifying shareholder, will be voted for the proposed nominee;
•	The name and residence address of the notifying shareholder; and
•	The number of shares of the Corporation’s common stock owned by the notifying shareholder.

In addition to satisfying the foregoing requirements under the Corporation’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 10, 2024. However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

The Corporation’s bylaws authorize the number of directors at any time to be not less than five (5) and not more than twenty-five (25). The bylaws also provide for three (3) classes of directors, with each class serving three- year terms to expire in successive years. Three (3) Class C directors have been nominated for election at the 2023 Annual Meeting and, if elected, will serve until the 2026 annual meeting of shareholders. All nominees were unanimously approved by the Board of Directors which is currently comprised of ten (10) members. The Corporation’s bylaws require that directors who reach the age of seventy (70) prior to the date of the annual meeting when such director’s term expires may not stand for reelection to the Board of Directors.

The Board of Directors unanimously nominated incumbent directors Joshua E. Hoffman, Susan Young Nicholas and Mark C. Wagner, to serve as Class C Directors, Messrs. Hoffman and Wagner and Mrs. Nicholas have consented to serve another term as a director, if reelected. If, prior to the annual meeting, any nominee should become unable to serve on the Board for any reason, proxies received from shareholders will be voted in favor of a substitute nominee as the Board of Directors determines. Any vacancy on the Board of Directors for any reason after the annual meeting may be filled by appointment by a majority of the Board of Directors then in office, and each person so appointed shall be a director until the expiration of the term of the class of directors to which he or she was appointed.

Mary E. Leaman and John H. Shuey, the persons named as proxy holders, will vote the proxies “FOR” the election of each of the nominees named below, unless a shareholder indicates that his or her vote should be withheld from any or all of them. The three (3) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.

The three (3) nominees for Class C Director to be elected at the 2023 Annual Meeting are:

•	Joshua E. Hoffman;
•	Susan Young Nicholas; and
•	Mark C. Wagner

The Board of Directors unanimously recommends that shareholders vote “FOR” these nominees.

Information and Qualifications of Nominees for Director and Continuing Directors

The following paragraphs provide information as of the record date of this proxy, March 13, 2023, about the three (3) nominees to the Board of Directors whose term of office will expire at the 2023 Annual Meeting, and each of the seven (7) continuing directors whose terms will expire in subsequent years. The information presented includes the age of each nominee and continuing director, all positions he or she holds, his or her principal occupation and business experience for the past five years, the names of other publicly-held companies for which he or she currently serves as a director, or has served as a director during the past five years, and information on the involvement with non-profit and community organizations that each nominee and continuing director has told us about. In addition to the information presented below regarding specific experience and attributes and skills that the Board feels qualifies each nominee and director to serve as a director, the Board also believes that all nominees and continuing directors have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ENB Financial Corp, Ephrata National Bank, and the Board.

There are no family relationships among any of the directors or executive officers of ENB Financial Corp or its wholly owned subsidiary, Ephrata National Bank.

Information about the number of shares of common stock beneficially owned by each director appears in the “SHARE OWNERSHIP” section below under the heading “Beneficial Ownership by Nominees for Director, Continuing Directors and Executive Officers.”

Nominees for Election as Class C Directors for a term expiring at the 2026 Annual Meeting

Joshua E. Hoffman, MBA, CPA, CMA, CPCU, AAI

Director since 2017

Mr. Hoffman, age 40, currently serves as the Director of Finance and Accounting for Garman Builders Inc. located in Lititz, Pennsylvania. Mr. Hoffman has recently held accounting and executive leadership roles at Baltimore Equitable Insurance and Alvernia University. From 2018 through 2020, Mr. Hoffman served as a Business Consultant for Stambaugh Ness and GBC Advisory Group, both of which are business consulting practices. Mr. Hoffman also previously served as the Controller of Goodville Mutual Casualty Company. From 2014 through April 2018, Mr. Hoffman served as the CEO and CFO of Reamstown Mutual Insurance Company located in Reamstown, PA. Mr. Hoffman also previously held accounting and executive leadership roles at Donegal Mutual Insurance Company. Mr. Hoffman is a CPA, CMA, CPCU, AAI and holds an MBA from Pennsylvania State University. Mr. Hoffman serves on the Audit Committee and is considered a financial expert. We believe Mr. Hoffman’s experience in the insurance industry along with his accounting background and experience qualifies him to serve as a director of Ephrata National Bank and ENB Financial Corp.

Susan Y. Nicholas, Esquire

Director since 2008

Ms. Nicholas, age 63, is an attorney and partner in the law firm, Young and Young Attorneys at Law, in Manheim, Pennsylvania. Ms. Nicholas has 37 years of experience as an attorney, with specific legal practice in the areas of estates, trusts, and real estate. Along with her legal experience, Ms. Nicholas brings to the Board an interest and knowledge of corporate governance issues and a familiarity with the social and economic composition of the greater Manheim community. Ms. Nicholas is a member of First Presbyterian Church in Lancaster and spends most of her free time supporting a mission project in Nicaragua. She also serves on the board of Penn Square Music Festival. We believe Ms. Nicholas’ particular skills and her involvement in community affairs qualify her to serve as a director of Ephrata National Bank and ENB Financial Corp.

Mark C. Wagner

Director since 2007

Mr. Wagner, age 69, is a retired Owner and President of White Oak Mills, Inc., located in Elizabethtown, Pennsylvania. White Oak Mills, Inc. manufactures livestock and poultry feeds and serves the agricultural communities throughout Southeastern Pennsylvania. Additionally, Mr. Wagner owns and operates several farms in Lancaster County, Pennsylvania involved in livestock production. Mr. Wagner has served on the Economic Advisory Council of the Federal Reserve Bank of Philadelphia and as a director on numerous agriculture industry boards across Pennsylvania. In addition, Mr. Wagner currently serves as a board member of Pleasant View Retirement Community in Manheim, Pennsylvania and served on the governing body of the local municipality. We believe Mr. Wagner is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his over 47 years of business experience, his strong background in management, finance and administration, his familiarity and close involvement with the agriculture industry in Lancaster County, Pennsylvania, and his community involvement.

Continuing as Class A Directors for a term expiring at the 2025 Annual Meeting

Brian K. Reed, DVM, MBA

Director since 2013

Dr. Reed, age 60, is business owner and manager of Agricultural Veterinary Associates, LLC located in Lititz, Pennsylvania. His firm serves the agricultural community throughout Lancaster and Lebanon Counties and beyond. Dr. Reed has been a veterinarian for more than 35 years, and focuses his practice on the dairy industry, combining veterinary medicine with business management consulting services. Dr. Reed is actively involved in a number of veterinary and agricultural organizations, dairy associations and commissions, and community endeavors. We believe Dr. Reed is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his business experience, his strong background in finance and administration, and his education and expertise in business management consulting and strategic planning with farmers in the dairy industry within the Corporation’s market area.

Jeffrey S. Stauffer

Director since 2019

Mr. Stauffer, age 61, was elected as President and Chief Executive Officer of ENB Financial Corp and Ephrata National Bank as of January 1, 2020. In June 2020, Mr. Stauffer was appointed Chairman of ENB Financial Corp and Ephrata National Bank. Prior to that, he had been Senior Vice President, Senior Lender of Ephrata National Bank since March 2017; Vice President, Senior Loan Officer from August 2014 to February 2017; Vice President, Commercial Lending Manager from 2012 to July 2014; Vice President, Commercial Loan Officer from 2002 to 2012; and employee of Ephrata National Bank since 1982. Mr. Stauffer serves on the Federal Reserve Board of Philadelphia Nominating Advisory Committee and serves on the PA Bankers Government Relations Policy Committee. Mr. Stauffer currently serves as a member of the Board of Directors of the Ephrata Area Education Foundation, as a member of the Board of Directors of the Ephrata Community Health Foundation, as a member of the Ephrata Area School District Comprehensive Planning Steering Committee and as the Treasurer of the Guy K. Bard Student Loan Fund. Mr. Stauffer is also a member of the Denver Ephrata Area Rotary Club having previously served as past President. We believe Mr. Stauffer’s qualifications to be a director of Ephrata National Bank and ENB Financial Corp include his more than 40 years of experience with the bank and in the banking industry generally.

J. Daniel Stoltzfus

Director since 2022

Mr. Stoltzfus, age 53, owns and manages both Stoltzfus Mfg., LLC, formed in 1998 and located in Honey Brook, Pennsylvania and Stoltzfus Manufacturing, Inc. located in Path Valley, Pennsylvania, which has operated for over twenty-five (25) years producing quality equipment such as hay and feeder wagons and bale carriers for the agricultural industry. Mr. Stoltzfus’s manufacturing company also provides custom work ranging from fabrication, welding, and repairs to CNC plasma cutting services for the local agricultural community. Additionally, Mr. Stoltzfus is majority owner of Westbrooke IP, LLC, which is a commercial real estate holding entity in Honey Brook, PA, and he is sole owner of Path Valley Industries, LLC, a real estate holding entity for lease to Stoltzfus Manufacturing Inc. In addition to demonstrating strong business acumen in his successful management of these manufacturing companies and real estate holding entities, we believe Mr. Stoltzfus is qualified to be a director of Ephrata National Bank and ENB Financial Corp because of his thorough knowledge and understanding of the social and economic aspects of the communities that are served by the Corporation.

Continuing as Class B Directors for a term expiring at the 2024 Annual Meeting

Willis R. Lefever

Director since 2004

Mr. Lefever, age 68, is Owner of Lefever Construction, a home builder and land development proprietorship, and owner of Lefever Auto Sales, LLC, both near Ephrata, Pennsylvania. In addition to demonstrating strong business acumen in his successful management of small businesses for more than 40 years, we believe Mr. Lefever is qualified to be a director of Ephrata National Bank and ENB Financial Corp because of his understanding of the land development and building industry in Lancaster County, and his thorough knowledge and understanding of the social and economic aspects of the communities that are served by the Corporation.

Jay S. Martin, CISSP

Director since 2019

Mr. Martin, age 58, is employed by Donegal Mutual Insurance Company where he serves as the Vice President-Information Security Officer. He is credentialed as a CISSP (Certified Information Systems Security Professional) and has over 30 years of experience in various roles in information technology, and has a B.S. degree from DeVry in Electronic Engineering. In his current role, he facilitates the design and implementation of information security policy, tracks and reports on cybersecurity risks and activity, and monitors regulatory compliance to cybersecurity requirements. We believe Mr. Martin is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his thorough understanding and knowledge of information technology, cybersecurity and experience in the insurance industry.

Judith A. Weaver

Director since 2012

Ms. Weaver, age 64, now retired, was the President and Owner of Martin’s Trailside Express, Inc., a truck stop and restaurant, and a partner in MSW Properties LP, a family real estate partnership until they were sold in April 2019. Ms. Weaver was also President and Owner of Martin Services Group, Inc., a corporate reseller of bulk petroleum products until her retirement in April 2019. All of these entities were located in East Earl, Pennsylvania. In addition to her 45 years of business experience in the wholesale and retail industries, Ms. Weaver is also involved in her community, currently serving on the board of CrossNet Ministries and the Fellowship of Christian Athletes Regional Board. She previously served as a board member and Board Secretary at Garden Spot Village, a retirement community in New Holland, Pennsylvania, on the Regional Board of Hope International, and on the Board and Executive Committee at the New Holland Recreation Center in New Holland, Pennsylvania. We believe Ms. Weaver is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because she is able to contribute her experience and thorough understanding of wholesale, retail, and service-oriented business issues affecting the communities in which the Corporation provides financial services.

Roger L. Zimmerman

Director since 2021

Mr. Zimmerman, age 43, was appointed to the Board of Directors in March of 2021. After having served as the Chief Financial Officer for 13 years, he now serves as the Executive Vice President and is an owner of Paul B. Zimmerman, Inc., a hardware, wholesale, manufacturing and industrial finishing company. Mr. Zimmerman has been associated with the company for 29 years and is a lifelong resident of Lancaster County having graduated from Warwick High School. Mr. Zimmerman has served/serves as a Deacon for the Indiantown Mennonite Church and a Board Member of Wellspan Health, Eastern Region. We believe Mr. Zimmerman is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because he is able to contribute his business experience and financial expertise both of which demonstrate his ability to maintain a business’ legacy while adapting to changing customer needs in an increasingly complex marketplace.

SHARE OWNERSHIP

Beneficial Ownership by Principal Holders

The following table shows, to the best of our knowledge, the names and addresses of each person or entity who owned shares of record, or who is known by the Board of Directors to be the beneficial owner of more than 5% of ENB Financial Corp’s outstanding common stock as of the record date of this proxy, March 13, 2023.

Name and Address	Shares Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned
J. Harry Hibshman Scholarship Fund Trust C/O ENB’s Wealth Solutions Division 31 East Main Street Ephrata, Pennsylvania 17522	1,785,600(1)	31.73%
Robert C. Wenger Charitable Trust C/O ENB’s Wealth Solutions Division 31 East Main Street Ephrata, Pennsylvania 17522	500,406(2)	8.89%

(1)	Directors Emeriti John H. Shuey, Walter K. Trumbauer, and Paul W. Wenger are trustees of the J. Harry Hibshman Scholarship Fund Trust.
(2)	The Ephrata National Bank serves as the trustee of the Robert C. Wenger Charitable Trust.

Beneficial Ownership by Nominees for Director, Continuing Directors and Executive Officers

The following table shows, as of March 13, 2023, the record date of this proxy, the number of shares and percentage of ENB Financial Corp’s outstanding common stock beneficially owned by each nominee for director, each continuing director, each named executive officer, and all nominees, continuing directors, and executive officers as a group.

Beneficial ownership of shares of ENB Financial Corp common stock is determined in accordance with the definitions of beneficial ownership in the General Rules and Regulations of the Securities and Exchange Commission and may include stock owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as stock that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after March 13, 2023. In the following table, the number of shares owned by the indicated persons is rounded to the nearest whole share.

Name of Individual	Shares Owned and Nature of	Percentage
or Identity of Group	Beneficial Ownership	of Class

Directors and Nominees

Joshua E. Hoffman	7,014(1)	*
Willis R. Lefever	12,382(2)	*
Jay S. Martin	3,500(3)	*
Susan Y. Nicholas	15,168(4)	*
Brian K. Reed	8,109(5)	*
Jeffrey S. Stauffer	8,962(6)	*
J. Daniel Stoltzfus	1,201(7)	*
Mark C. Wagner	12,835(8)	*
Judith A. Weaver	7,546(9)	*
Roger L. Zimmerman	1,310(10)	*

Named Executive Officers
Jeffrey S. Stauffer (included in list of directors above)
William J. Kitsch, IV	2,526	*
Chad E. Neiss	12,893	*

All Nominees for Director, Continuing Directors, and
Executive Officers as a Group (16 persons) (11)	104,273	1.86

*	Indicates beneficial ownership of less than 1% of outstanding shares.

(1)	Mr. Hoffman holds 7,000 shares individually in an IRA and 14 shares jointly with his spouse.

(2)	Mr. Lefever holds 2,082 shares individually, 300 shares individually in a Roth IRA and 10,000 shares jointly with his spouse.

(3)	Mr. Martin holds these shares individually in an IRA.

(4)	Ms. Nicholas holds these shares individually.

(5)	Dr. Reed holds 200 shares individually and 7,909 shares jointly with his spouse.

(6)	Mr. Stauffer and his spouse hold 8,392 of these shares jointly and he holds 570 individually and 2,575 Restricted Stock Units are held individually by Mr. Stauffer which vest over three years pursuant to the Executive Officer Employment Agreement described herein.

(7)	Mr. Stoltzfus holds these shares jointly with his spouse.

(8)	Mr. Wagner holds these shares individually.

(9)	Ms. Weaver holds 5,336 shares individually and 2,210 shares jointly with her spouse.

(10)	Mr. Zimmerman and his spouse hold these shares jointly.

(11)	Includes 11,277 shares beneficially held by Ms. Bitner, Cake and Miller and Mr. Klein.

Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons or entities who beneficially own more than 10% of the Corporation’s outstanding stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely upon review of Securities and Exchange Commission Forms 3, 4, and 5 and amendments thereto, the

Corporation believes that during the fiscal year ended December 31, 2022, its directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

BOARD COMPENSATION AND PLAN INFORMATION

Compensation of the Board of Directors

The following table summarizes the compensation paid by the Corporation during 2022 to Directors. Directors who are also employees of the Corporation do not receive additional compensation for board service. In July 2022, directors received a paid in advance retainer of $20,000 which covers the period of July 1, 2022 through June 30, 2023. The directors also received $950 for each Board meeting attended. Board meetings were held once each month during 2022, with the exception of March, June, August and November, when two (2) Board meetings were held. Directors also received $400 for attendance at separate committee meetings. Directors each received $1,000 for attendance at the Strategic Planning Meeting held in July 2022. Directors serving as Chairs of committees did not receive additional compensation for their role as Chair of a committee. The members of the Board of Directors of ENB Financial Corp also serve as members of the Board of Directors of Ephrata National Bank. Board meetings for ENB Financial Corp and Ephrata National Bank were held concurrently during 2022 and directors did not receive additional compensation for attending both meetings.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
	($)	($)	($)

Joshua E. Hoffman	40,550	0	40,550
Willis R. Lefever	37,350	0	37,350
Jay S. Martin	40,550	0	40,550
Susan Y. Nicholas	38,000	0	38,000
Brian K. Reed	43,075(1)	0	43,075
J. Daniel Stoltzfus	31,400(2)	0	31,400
Mark C. Wagner	40,150	0	40,150
Judith A. Weaver	37,750	0	37,750
Roger L. Zimmerman	38,650	0	38,650

(1)	Mr. Reed invested a percentage of his quarterly compensation in the purchase of ENB Financial Corp shares.
(2)	Mr. Stoltzfus invested his initial annual retainer compensation in the purchase of ENB Financial Corp shares.

Non-Employee Directors’ Stock Plan

The Board of Directors believes that increasing the Board’s financial interest in the Corporation will create a unity of purpose and identity and will be beneficial to the growth of the Corporation. To provide non-employee directors of the Corporation with a convenient and systematic method of acquiring shares of the Corporation’s stock, the Board of Directors established the 2022 Non-Employee Directors’ Stock Plan effective June 1, 2022. Under the Plan, non-employee directors may elect to use all, or some, of the compensation they receive as directors to purchase shares in the Corporation. All shares purchased through the 2022 Non-Employee Directors’ Stock Plan are purchased at market price, without a discount.

EXECUTIVE OFFICERS

The following table presents selected information about executive officers of ENB Financial Corp and Ephrata National Bank as of the proxy record date, March 13, 2023. These officers are elected annually by the Board of Directors and hold office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with ENB Financial Corp and Ephrata National Bank
Jeffrey S. Stauffer	61	President and Chief Executive Officer of ENB Financial Corp and Ephrata National Bank as of January 1, 2020 and Chairman as of June 1, 2020. Senior Vice President, Senior Lender of Ephrata National Bank from March 2017 to December 2019. Vice President, Senior Loan Officer from August 2014 to February 2017. Vice President, Commercial Lending Manager from 2012 to July 2014. Vice President, Commercial Loan Officer from 2002 to 2012; and employee of Ephrata National Bank since 1982. Mr. Stauffer is active in the community as described in the Director biography herein.
William J. Kitsch, IV	48	Senior Executive Vice President, Chief Revenue Officer since October 2021. Senior Vice President, Business Performance Strategist & Head of Agricultural Lending since April 2021 and Vice President, Agricultural Lending Manager at Ephrata National Bank since November 2016. Mr. Kitsch holds an MBA and was formerly employed at a community bank as a Senior Vice President, Market Leader and as a Regional Lending Manager, Sales Manager and Loan Officer at MidAtlantic Farm Credit for over thirteen years. In the community, Mr. Kitsch serves as an Adjunct Professor, Project Executive at Fox School of Business, Temple University, Pennsylvania. Mr. Kitsch also serves on the Board of the Pennsylvania Association of Sustainable Agriculture.
Chad E. Neiss	49	Senior Executive Vice President, Chief Strategy Officer since October 2021 and Interim Chief Operating Officer since January 2023. Mr. Neiss also holds the position of Executive Vice President, Head of Mortgage Division of Ephrata National Bank which was initiated when Mr. Neiss joined the Bank as VP, Residential Mortgage Lender in 2014. Mr. Neiss subsequently held the position of SVP and then EVP Residential and Consumer Lending. In the community, Mr. Neiss serves as a Board Member of both Bankers Settlement Services Capital Region and the Building Industry Association of Lancaster.
Rachel G. Bitner	45	Executive Vice President, Chief Financial Officer since August 2021. Treasurer of ENB Financial Corp since August 2021. Ms. Bitner previously held the position of Senior Vice President, Controller, Ephrata National Bank from June 2020 to August 2021 and prior to that served as VP, Controller for eleven years beginning in June 2009. In the community, Ms. Bitner serves as Treasurer of the Long’s Park Amphitheater Foundation Board, Lancaster County, Pennsylvania and serves on the Board of Mainspring, Ephrata.
Cindy L. Cake	39	Executive Vice President, Chief Human Resource Officer since August 2019. Ms. Cake holds an MBA and served in previous capacities as a Human Resource Executive for other major firms. Ms. Cake holds a PHR license. In the community, Ms. Cake currently serves as a Board Member of Good Samaritan Services.

Nicholas D. Klein	38

Executive Vice President and Chief Risk Officer of Ephrata National Bank since January 2021, serving in an advisory role to the Executive Committee. Mr. Klein holds both a CRC and a CERP certification. Mr. Klein was previously employed as Senior Credit Risk Review Officer and as an Associate National Bank Examiner, Office of the Comptroller of the Currency. In the community, Mr. Klein currently serves as President of the South Central PA Chapter of the RMA.

Adrienne L. Miller	61	Senior Vice President, Legal Counsel and Corporate Secretary since January 2021, serving in an advisory role to the Executive Committee. Ms. Miller holds a J.D. and previously held the positions of Vice President, Legal Counsel and Assistant Corporate Secretary as of September 2014 and the position of Assistant Compliance Officer at Ephrata National Bank as of January 2014. Ms. Miller was employed by CNH America LLC as Senior Counsel and Assistant Secretary for twenty-four years. In the community, Ms. Miller has served as President of the Manheim Township Public Library Foundation Board, Lancaster County, Pennsylvania.

EXECUTIVE COMPENSATION

The Compensation Committee establishes a Compensation Philosophy for the Corporation, and makes recommendations to the Board of Directors regarding the salaries and benefits of directors, officers, and employees of the Corporation and Bank.

Executive Compensation Objectives

The Corporation’s Compensation Philosophy is to offer competitive compensation opportunities to all employees based upon personal performance. The Corporation designs Executive Compensation Packages to attract and retain key management employees and to motivate these employees to take actions that enhance shareholder value and attain the Corporation’s goals. The Executive Compensation Policies are intended to ensure that each executive has a stake in enhancing and promoting Corporation products and services, improving profitability, and providing increased shareholder value through growth of the Corporation’s common stock and the payment of enhanced dividends. The Corporation engaged ChaseCompGroup, LLC, compensation consultants to evaluate competitive compensation structures to include annual incentive programs, base compensation and employment/change in control agreements with the intent of improving the Corporation’s talent strategy. As a result, the Corporation executed both an annual incentive plan for all employees and employment agreements for certain executive officers.

Compensation Committee Responsibilities and Process

The Compensation Program is administered by the entire Board of Directors as recommended by the Compensation Committee. The Compensation Committee is responsible for establishing the Corporation’s Compensation Philosophy and making compensation recommendations regarding the position of Chairman, President, and CEO. The Compensation Committee operates under a written charter, adopted by the Board of Directors, which is available on the Corporation’s website at https://enbfinancial.q4ir.com/corporate- overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Secretary of the Corporation. The Charter outlines the Committee’s responsibilities including:

•	Establishing Compensation Policies;
•	Determining Base Salaries, annual incentive and profit sharing plans;
•	Annually approving (along with the entire Board of Directors) the Ephrata National Bank’s Compensation Policies;
•	Evaluating and determining the types of benefits appropriate to enhance the Executive Compensation Program Objectives;
•	Retaining compensation consultants to assist in evaluation of compensation arrangements; and
•	Approving target financial performance levels.

The Compensation Committee reviews guidelines for compensation, bonus, and other compensation perquisites for all Corporation employees. All employees, including executives, receive annual performance appraisals, reviewing goal attainment and overall job performance. The Chairman, President, and CEO, Senior

Executive VP, Chief Operating Officer, the Senior Executive VP, Chief Revenue Officer and the Executive VP, Chief Risk Officer conduct the performance appraisals of the Bank Management Team Members.

Effective January 1, 2022, the Corporation implemented an Annual Incentive Plan, (“AIP”) for all employees. The AIP Plan provides eligible employees an opportunity to earn additional compensation each year based on the Corporation’s performance and the personal performance of each employee in relation to pre- established performance metrics. Each employee receives a copy of their AIP which provides details for their financial award eligibility for both bank and personal goals (when applicable). In 2022 the Corporation accrued over one million ($1,000,000.00) dollars in earned AIP payments to be paid out in 2023.

The Compensation Committee annually conducts a performance review of the Chairman, President, and CEO’s job performance. The results of the review and any recommendation for a compensation change are discussed with the independent members of the Board of Directors who make a decision regarding a compensation change.

The Compensation Committee also recommends to the Board from time to time the amount, determination and payment of remuneration to be paid by the Corporation to directors in light of time commitment, fees paid by comparable companies and responsibilities. The Compensation Committee may form and delegate authority to individuals and subcommittees when and as it deems appropriate.

The Role of Executive Officers in Determining Compensation

The Compensation Committee meets with the Executive Vice President, Chief Human Resource Officer of the Corporation who provides the Committee with the information necessary for their analysis of the appropriate compensation for the executive officers. Mr. Stauffer participated during Board decisions regarding the compensation of employees and other executive officers. He did not participate and was not present when his performance and compensation was discussed.

SUMMARY COMPENSATION TABLE

					All
Name and					Other	Total
Principal Position	Year	Salary	Bonus	Stock awards	Compensation	Compensation
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Jeffrey S. Stauffer	2022	360,400	77,771	43,260	40,969	522,400
Chairman of the Board,	2021	340,000	11,739	--	34,574	386,313
President and CEO

Chad E. Neiss	2022	150,000	507,664(6)	15,002	32,448	705,114
Senior Executive Vice President,	2021	145,855	513,309(6)	--	24,305	683,469
Chief Strategy Officer
Interim Chief Operating Officer
Head of Mortgage Division

William J. Kitsch, IV	2022	240,000	40,045	24,007	19,980	324,032
Senior Executive Vice President,	2021	149,000	9,600	--	14,591	173,191
Chief Revenue Officer

Summary Compensation Table Key

(1)	Base Salary.
(2)	Inclusive of an annual incentive plan described herein which is earned in 2022 but paid in 2023, an annual performance bonus, and any other service award, position related commission and incentive payments, if applicable.
(3)	The amounts in this column represent the grant date fair value of equity awards in the year granted, in accordance with FASB ASC Topic 718. Stock awards consisted of grants of restricted stock units.
(4)	All Other Compensation includes Total Other Earnings in the OTHER COMPENSATION TABLE on page 21 and Total Contributions on the DEFINED CONTRIBUTION and PROFIT SHARING PLAN TABLE on page 23.
(5)	Total of (1) through (4).
(6)	Head of Mortgage Division earned bonus for both 2021 and 2022 is inclusive of Senior Residential Mortgage Executive Incentive Plan providing for quarterly incentive and monthly commission payments.

OTHER COMPENSATION TABLE (1)

			Group Life	Split Dollar	401(k)	15%	Total
Name and			Insurance	Imputed	Corporate	Discount	Other
Principal Position	Year	Auto	Premiums	Income	Match	ESPP Shares	Earnings
		($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Jeffrey S. Stauffer	2022	7,731	2,772	326	8,912	5,978	25,719
Chairman of the Board,	2021	7,181	2,772	293	8,511	1,317	20,074
President and CEO

Chad E. Neiss	2022	0	654	65	6,416	10,063	17,198
Senior Executive Vice	2021	0	630	60	6,100	3,015	9,805
President, Chief Strategy
Officer, Interim Chief
Operating Officer & Head of
Mortgage Division

William J. Kitsch, IV	2022	0	630	59	6,000	1,323	8,012
Senior Executive Vice	2021	0	630	55	4,093	465	5,243
President, Chief
Revenue Officer

Other Compensation Table Key

(1)	Other Compensation excluding Defined Contribution Profit Sharing Plan contributions. See the DEFINED CONTRIBUTION PROFIT SHARING PLAN TABLE on page 23.
(2)	Personal-use expense for company-provided automobile – a perquisite.
(3)	Group Life Insurance Premium. Full-time employees receive life insurance coverage at 5 times their annualized salary to $400,000 maximum.
(4)	A Split Dollar life insurance benefit is provided as incentive to participate in Bank Owned Life Insurance (BOLI), and all Senior Vice Presidents and Executive Vice Presidents were asked to participate in BOLI and all participated. BOLI is reviewed as needed and updated with new Senior and Executive Officers within that cadence.
(5)	401(k) Savings Plan Corporate Match Dollars. See 401(k) SAVINGS PLAN - MATCH DATA TABLE on page 24.
(6)	All participating employees receive 15% discount on stock purchased through the ENB Financial Corp and Designated Subsidiaries 2022 Qualified Employee Stock Purchase Plan (“2022 ESPP”).
(7)	Total of (2) through (6).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name and Principal Position	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Jeffrey S. Stauffer Chairman of the Board, President and CEO	2,575	41,200
Chad E. Neiss Senior Executive Vice President, Chief Strategy Officer, Interim Chief Operating Officer, and Head of Mortgage Division	893	14,288
William J. Kitsch, IV Senior Executive Vice President, Chief Revenue Officer	1,429	22,864

(1)	The shares listed below are restricted stock units awarded on October 31, 2022 and vest annually at 33 1/3% over three years beginning on the first anniversary date.
(2)	Amounts represent the fair market value of the restricted stock units on December 31, 2022. The closing price of the Company's common stock was $16.00 on that date.

RETIREMENT PLANS

Defined Contribution Profit Sharing Plan

The Corporation established a Defined Contribution Profit Sharing Plan on January 1, 2016 which became part of the 401(k) Savings Plan beginning on January 1, 2016. Effective January 1, 2016, the Defined Contribution Pension Plan was terminated and rolled-over into the Profit Sharing Plan and was combined with the 401(k) Savings Plan.

The Defined Contribution Profit Sharing Plan is administered by Wealth Solutions, a division of Ephrata National Bank. In 2022, the Corporation engaged Fidelity Management Trust Company to assume custodian and record-keeping responsibilities for the Plan.

The Corporation makes annual contributions to eligible employee’s Profit Sharing accounts as follows:

•	A non-elective 3% contribution was provided to all employees employed at the Ephrata National Bank during 2022 who worked at least 30 days. This contribution is commonly referred to as the “Safe Harbor Contribution.”

•	A 2% elective contribution is provided to all employees who are aged 18 or older who work 1,000 or more hours in a calendar year and have completed at least one year of service.

For purposes of the Defined Contribution Profit Sharing Plan, eligible compensation was limited to $305,000 in 2022. Total contributions to the Defined Contribution Profit Sharing Plan for the plan year ended December 31, 2022 and 2021 were $934,672 and $905,122 respectively.

In 2022, the Corporation contributed the following amounts to the Defined Contribution Profit Sharing Plan on behalf of the named executive officers: Jeffrey S. Stauffer, Chairman of the Board, President and Chief Executive Officer, $15,250; Chad E. Neiss, Senior Executive Vice President, Chief Strategy Officer, Interim Chief Operating Officer & Head of Mortgage Division, $15,250 and William J. Kitsch, IV, Senior Executive Vice President and Chief Revenue Officer, $11,968.

Larger contributions to the Defined Contribution Profit Sharing Plan for named executive officers are attributable to their higher Base Salaries. Defined Contribution Profit Sharing Plan contributions for named executive officers are included in the DEFINED CONTRIBUTION PROFIT SHARING PLAN TABLE below and in All Other Compensation on the SUMMARY COMPENSATION TABLE on page 20.

401(k) Savings Plan

In 2022, the Corporation engaged Fidelity Management Trust Company to assume custodian and record- keeping responsibilities for the ENB 401(k) Savings Plan. Since 2010, the 401(k) Savings Plan has allowed all employees to participate and the Corporation provides a match of 50% of employee’s contributions up to 5.0% of each contributing employee’s eligible compensation. The Corporation does not match contributions over 5.0% of eligible compensation. The Corporation began matching contributions for 401(k) Savings Plan participants to encourage its employees to save for their retirement.

DEFINED CONTRIBUTION and PROFIT SHARING PLAN TABLE

			2.00%
Name and	Plan	Safe Harbor Non-elective	Profit Sharing Elective	Total
Principal Position	Year	Contribution	Contribution	Contribution
		($)	($)	($)(1)
Jeffrey S. Stauffer	2022	9,150	6,100	15,250
Chairman of the Board,	2021	8,700	5,800	14,500
President and CEO

Chad E. Neiss	2022	9,150	6,100	15,250
Senior Executive Vice	2021	8,700	5,800	14,500
President, Chief Strategy
Officer, Interim Chief
Operating Officer, and
Head of Mortgage
Division

William J. Kitsch, IV	2022	7,181	4,787	11,968
Senior Executive Vice	2021	5,609	3,739	9,348
President, Chief Revenue
Officer

Profit Sharing Table Key

(1)	Total Defined Contribution and Profit Sharing during 2022 and 2021. This amount is included in OTHER COMPENSATION in the SUMMARY COMPENSATION TABLE on page 20.

401(k) SAVINGS PLAN – MATCH DATA TABLE

Name and Principal Position	Plan Name	Plan Year	Corporate Match
			$(1)
Jeffrey S. Stauffer	ENB 401(k) Savings Plan	2022	8,912
Chairman of the Board,		2021	8,511
President and CEO

Chad E. Neiss	ENB 401(k) Savings Plan	2022	6,416
Senior Executive Vice		2021	6,100
President, Chief Strategy
Officer, Interim Chief
Operating Officer and Head
of Mortgage Division

William J. Kitsch, IV	ENB 401(k) Savings Plan	2022	6,000
Senior Executive Vice		2021	4,093
President, Chief Revenue
Officer

401(k) Savings Plan Table Key

(1)	Total Corporate Match during 2022 and 2021. This amount is included on the OTHER COMPENSATION TABLE on page 21.

PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	522,400	520,340	514,573	513,644	76.87	14,631,000
2021	386,313	386,313	449,706	449,706	120.27	14,916,000

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for the Corporation’s Principal Executive Officer (PEO), Chairman of the Board, President and Chief Executive Officer, Jeffrey S. Stauffer, for the respective years shown.

Column (c). Compensation actually paid to the PEO as calculated in each year reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

	2022	2021
Summary Compensation Table Total	$522,400	$386,313
Adjustments:
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$43,260
Plus: fair value of awards granted during the year that remain unvested as of year end	$41,200
Compensation Actually Paid	$520,340	$386,313

Column (d). Reflects the average of the compensation amounts reported in the “Summary Compensation Table” for the Corporation’s other Named Executive Officers (“Other NEOs”). The Other NEOs included in the average figures for 2022 are Messrs. Neiss and Kitsch and for 2021 are Messrs. Neiss and Matthew T. Long.

Column (e). Average compensation actually paid to the Other NEOs as calculated in each year reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

	2022	2021
Summary Compensation Table Total	$514,573	$449,706
Adjustments:
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$19,505
Plus: fair value of awards granted during the year that remain unvested as of year end	$18,576
Compensation Actually Paid	$513,644	$449,706

Column (f). Total shareholder return shows the value at year-end assuming the investment of $100 on the last day of the previous calendar year and the reinvestment of dividends during the year.

Column (g). Reflects “Net Income” reported in the company's Consolidated Statements of Income for each year.

Relationship Between Compensation Actually Paid and Performance Measures

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Cumulative Total Shareholder Return (TSR)

From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 34.7% and 14.2%, respectively, compared to a 36.1% decrease in our TSR over the same time period.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Net Income

From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 34.7% and 14.2%, respectively, compared to a 1.9% decrease in our Net Income over the same time period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of death or disability of a named executive officer, the named executive officer will receive benefits under the Corporation’s retirement plan, disability plan, or payments under the Corporation’s life insurance plans, as appropriate.

In addition, for the calendar year ending December 31, 2023, and in the event of the death of the named executive officer on or before December 31, 2023, the beneficiaries of the named executive officer would receive life insurance proceeds associated with two life insurance plans. The first is a non-discriminatory group term life insurance plan that is available to all qualifying employees of the Corporation. The second is a BOLI plan applicable to a select group of the Corporation’s officers. A Split Dollar Life Insurance Plan was introduced in 2019 for participants who retire in the BOLI plan and meet an age 55 and 10 year service requirement. The following are the life insurance benefits the beneficiary of the named executive officer would receive provided both requirements are met: Jeffrey S. Stauffer’s beneficiary would receive $500,000; Chad E. Neiss’s beneficiary would receive $500,000; and William J. Kitsch, IV’s beneficiary would receive $500,000. Qualifying individuals will continue to receive a $100,000 life insurance policy through the Split Dollar benefit until death.

The Corporation has entered into Employment Agreements as described herein which are designed to improve the Corporation’s talent retention strategy by providing customary payments upon termination of employment for various reasons. Additionally, if within two years after a change in control of the Corporation as defined in the Employment Agreement, occurs resulting in an Executive Officer experiencing an involuntary separation without cause, than the Executive Officer shall be entitled to receive a multiple of his or her base salary, and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for two years, except in the case of Messr. Neiss for one year.

EMPLOYEE STOCK PURCHASE PLAN

At the 2022 Annual Shareholder Meeting the Corporation’s shareholders approved the ENB Financial Corp 2022 Employee Stock Purchase Plan which is a qualified plan (the “2022 ESPP”). Under the 2022 ESPP stock can be purchased by employees at a 15% discount rate on quarterly purchase dates. The Corporation’s Board of Directors has adopted the 2022 ESPP to provide a means through which employees may purchase shares of common stock through voluntary payroll deductions, to assist the Corporation in retaining the services of employees and securing and retaining the services of new employees, and to provide incentives for employees to exert maximum efforts toward the Corporation’s success. Under the terms of the 2022 ESPP, all participating employees will have equal rights and privileges. Substantially all of the Corporation’s employees are eligible to participate in the 2022 ESPP. The rights to purchase common stock granted under the 2022 ESPP are broadly based, and the 2022 ESPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Each employee who has been employed for at least thirty (30) consecutive calendar days will be eligible to participate in the 2022 ESPP and may begin participating in an offering on the first payroll date that is administratively feasible following the employee’s completion of the enrollment procedure. However, no employee will be eligible to participate in the 2022 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, including any stock that such employee may purchase under all outstanding rights and options.

An aggregate of 280,000 shares of our common stock are reserved for issuance under the 2022 ESPP. The number of shares available under the 2022 ESPP will be subject to adjustment only if any change is made to the shares of our common stock subject to the 2022 ESPP, or subject to any rights granted under the 2022 ESPP, through a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or any other increase or decrease in the number of shares effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Board of Directors or committee, whose determination in that respect shall be final, binding and conclusive.

The purchase price at which a share of common stock is sold in an offering will be the lower of 85% (or such greater percentage as designated by the Board of Directors or the committee) of (a) fair market value of a share of common stock on the first trading day of the offering period, or (b) the fair market value of a share of common stock on the last trading day of the offering period.

On each purchase date of an offering period, the Corporation will purchase for each participant the maximum number of whole and fractional shares at the applicable purchase price with the accumulated contributions in the participant’s account. No employee may purchase more than $25,000 of such stock in any calendar year, as determined by the option price for all shares purchased in the calendar year.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four (4) Independent directors as defined by the SEC and Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors and is available to shareholders on the Corporation’s website at https://enbfinancial.q4ir.com/corporate- overview/committee-charting/ or by contacting Adrienne L. Miller, Esq., Corporate Secretary of the Corporation.

The Audit Committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2022, and discussed them with management and the Corporation’s independent accountants, S.R. Snodgrass, P.C. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received from the independent accountants the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2022, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year and filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee
Joshua E. Hoffman (Chair) Jay S. Martin
Mark C. Wagner Roger L. Zimmerman

PROPOSAL NO. 1:

TO ELECT THREE (3) CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR TERM AND UNTIL
THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

The three (3) nominees for Class C Director to be elected at the 2023 Annual Meeting of Shareholders are:

•	Joshua E. Hoffman;
•	Susan Young Nicholas; and
•	Mark C. Wagner

The Board of Directors unanimously recommends that shareholders vote “FOR” the nominees for director listed above.

PROPOSAL NO. 2:

TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected S.R. Snodgrass, P.C. as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2023. S.R. Snodgrass, P.C. served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2022. S.R. Snodgrass, P.C. has advised the Corporation that none of its members has any financial interests in the Corporation.

Representatives of S.R. Snodgrass, P.C. will be available at the Annual Meeting of Shareholders to be held May 9, 2023. They will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees billed to ENB Financial Corp and Ephrata National Bank by S.R. Snodgrass, P.C., the current independent auditors for the Corporation, for services rendered during the last two years are presented as follows:

	Year Ended December 31,
	2022	2021
	($)	($)
Audit Fees (1)	165,071	147,761
Audit-Related Fees (2)	10,489	9,300
Tax Fees (3)	21,175	18,550
Total Fees	196,735	175,611

(1)	Audit Fees include fees billed for professional services rendered for the audit of the annual financial statements, the audit of internal controls, and fees billed for the review of financial statements included in ENB Financial Corp’s Form 10-Q filings or services that are provided by the Corporation’s independent accountant, in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include fees billed for assurance and related services by S.R. Snodgrass, P.C. that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above. These services include an annual audit of the ENB Financial Corp 401(k) Savings Plan.

(3)	Tax Fees include fees billed for professional services rendered by S.R. Snodgrass, P.C., during 2022 and 2021, for tax compliance, tax advice, tax planning, and preparation of corporate tax returns.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services being approved and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining S.R. Snodgrass, P.C.’s independence.

In the event shareholders do not ratify the selection of S.R. Snodgrass, P.C. as the independent registered public accounting firm for the 2023 fiscal year, the Audit Committee may choose another accounting firm to provide independent registered public accountant/audit services for the 2023 fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of S.R. Snodgrass, P.C., as the independent registered public accounting firm for the year ending December 31, 2023.

ANNUAL REPORT ON FORM 10-K

A copy of ENB Financial Corp’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement. The Annual Report on Form 10-K is also available on the Internet at: www.investorvote.com/ENBP or by contacting Adrienne L. Miller, Esq., Corporate Secretary. Any shareholder may obtain a copy of ENB Financial Corp’s Annual Report on Form 10- K for the previous year ended December 31, 2021, without charge, by submitting a written request to Adrienne L. Miller, Esq., Corporate Secretary, ENB Financial Corp, 31 East Main Street, Ephrata, Pennsylvania, 17522.

OTHER MATTERS

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named in this document as proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors.

MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 9, 2023, at 1:00 A.M. Eastern Time. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/ENBP or scan delete QR code and control # h?e QR cod˜e — login details are the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ENBP 2023 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote F ORRaallltthheennoomminineeesslilsistetedd, FaOnRd PFOroRpoPsroalpsoXsa–l X2.and for every X YEARS on Proposal X. 1. The election of three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. Nominees named below. For Withhold For Withhold For Withhold 01 - Joshua E. Hoffman 02 - Susan Young Nicholas 03 - Mark C. Wagner 2. To ratify the selection of S.R. Snodgrass, P.C. as independent registered public accounting firm for the year ending December 31, 2022. For Against Abstain 3. To transact such other business as may be presented at the annual meeting and any adjournment or postponement of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

1 U P X 5 6 5 8 9 4 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03QVDB 2023 Annual Meeting Admission Ticket 2023 Annual Meeting of ENB Financial Corp Shareholders May 9, 2023, 1:00pm Eastern Time Ephrata National Bank 124 East Main Street, 5th Floor of Brossman Building Complex Ephrata, PA 17522 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/ENBP Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ENBP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY - ENB FINANCIAL CORP 2023 Annual Meeting of Shareholders May 9, 2023 1:00 PM This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mary Leaman and John H. Shuey, or any one of them, as proxies, with full power of substitution, to represent and vote, as designated herein all of ENB Financial Corp common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2023 at 1:00 p.m., Eastern Time, at Ephrata National Bank, 124 East Main Street, 5th Floor of Brossman Building Complex, Ephrata, PA 17522, or any adjournment or postponement of the meeting. This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholder(s). If no specification is made, this proxy will be voted FOR the election of the director nominees listed on the reverse and FOR ratification of the independent registered public accounting firm. (Items to be voted appear on reverse side)

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote F ORRaallltthheennoomminineeesslilsistetedd, FaOnRd PFOroRpoPsroalpsoXsa–l X2.and for every X YEARS on Proposal X. 1. The election of three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. Nominees named below. For Withhold For Withhold For Withhold 01 - Joshua E. Hoffman 02 - Susan Young Nicholas 03 - Mark C. Wagner 2. To ratify the selection of S.R. Snodgrass, P.C. as independent registered public accounting firm for the year ending December 31, 2022. For Against Abstain 3. To transact such other business as may be presented at the annual meeting and any adjournment or postponement of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

03QVEB 1 U P X 5 6 5 8 9 4 + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/ENBP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY - ENB FINANCIAL CORP 2023 Annual Meeting of Shareholders May 9, 2023 1:00 PM This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mary Leaman and John H. Shuey, or any one of them, as proxies, with full power of substitution, to represent and vote, as designated herein all of ENB Financial Corp common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2023 at 1:00 p.m., Eastern Time, at Ephrata National Bank, 124 East Main Street, 5th Floor of Brossman Building Complex, Ephrata, PA 17522, or any adjournment or postponement of the meeting. This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholder(s). If no specification is made, this proxy will be voted FOR the election of the director nominees listed on the reverse and FOR ratification of the independent registered public accounting firm. (Items to be voted appear on reverse side)